UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2023, The Crypto Company (the “Company”) borrowed funds pursuant to the terms of a Securities Purchase Agreement (the “AJB SPA”) entered into with AJB Capital Investments, LLC (“AJB”), and issued a Promissory Note in the principal amount of $550,000 (the “AJB Note”) to AJB in a private transaction for a purchase price of $500,000 (giving effect to a 10% original issue discount). In connection with the sale of the AJB Note, the Company also paid certain fees and due diligence costs to AJB’s management company and legal counsel. After payment of the fees and costs, the net proceeds to the Company were $487,500, which will be used for working capital and other general corporate purposes, provided that up to $200,000 may be drawn upon for potential acquisitions.

The maturity date of the AJB Note is January 23, 2024. The AJB Note bears interest at 12% per year, and principal and accrued interest is due on the maturity date. The Company may prepay the AJB Note at any time without penalty. The AJB Note contains standard and customary events of default, such as, among other restrictions and requirements, that the Company timely make payments under the AJB Note; the Company may not sell a significant portion of its assets without the approval of AJB; the Company may not issue additional debt that is not subordinate to AJB; the Company must comply with the reporting requirements under the Securities Exchange Act of 1934; and the Company must maintain the listing of the Company’s common stock on the OTC Market or other exchange. The Company’s breach of any representation or warranty, or failure to comply with the covenants would constitute an event of default. Upon an event of default under the AJB SPA or AJB Note, the AJB Note will bear interest at 18%; AJB may immediately accelerate the AJB Note due date; AJB may convert the amount outstanding under the AJB Note into shares of Company common stock at a discount to the market price of the stock; and AJB will be entitled to its costs of collection, among other penalties and remedies.

Also, pursuant to the AJB SPA, the Company issued to AJB a Pre-Funded Common Stock Purchase Warrant to purchase up to 30,000,000 shares of the Company’s common stock for a nominal exercise price of $0.00001 per warrant share as an incentive fee (the “Warrant”). The Warrant includes various covenants of the Company for the benefit of the Warrant holder such as a beneficial ownership limitation on the holder that, in certain circumstances, may serve to restrict the holder’s right to exercise the Warrant; 10,000,000 warrants are not redeemable by the Company; and up to 20,000,000 of the warrants are redeemable by the Company based upon the percentage of principal drawn from the AJB Note at the maturity date or the payback of the principal drawn from the note. The Company also entered into a Security Agreement with AJB pursuant to which the Company granted to AJB a security interest in all of the Company’s assets to secure the Company’ obligations under the AJB SPA, AJB Note, and Warrant.

The foregoing descriptions of the AJB SPA and AJB Note do not purport to be complete and are qualified in their entirety by the full text of the forms of the AJB SPA, AJB Note, and Warrant which will be filed as exhibits to a subsequent current, quarterly, or annual report to be filed by the Company.

The offer and sale of the AJB Note and Warrant was made in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: June 30, 2022
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary